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                                                            [VALLEY MEDIA LOGO]

                                                                   EXHIBIT 99.1

                                                          FOR IMMEDIATE RELEASE
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VALLEY MEDIA ANNOUNCES RECOVERY PLAN

STAFFING REDUCTIONS TARGET COST SAVINGS

WOODLAND, CA -- JUNE 29, 2000 -- Valley Media, Inc. (Nasdaq: VMIX), a recognized leader in the full-line distribution of music and video entertainment products, announced today a 22% reduction of its administrative staff, located primarily at the company's Woodland, CA, headquarters. 100 administrative employees will be laid off and 60 open positions eliminated on June 30th, 2000.

Additionally, the company's Woodland, CA, and Louisville, KY, Operations workforce will be reduced by 70 employees. These reductions in force follow an almost 30% reduction in overall staffing levels that has occurred since December of 1999, primarily through attrition and the elimination of all seasonal and most temporary employees.

"This company has been profitable for more than 20 years, and I have a responsibility to our remaining employees and to our shareholders to ensure that we are profitable again," said Barney Cohen, Valley Media's Founder, Chairman of the Board and Acting CEO. "I was brought back in to make some hard decisions, and this is the hardest decision imaginable. A lot of good people are losing good jobs. We've explored every possible alternative, but the company simply does not have the income to support these staffing levels. We believe these changes will put us where we need to be."

The staffing cuts are focused primarily in departments which support internal functions, such as information services and human resources. Pete Anderson, Valley's Senior Vice President of Sales and Marketing, stated, "This is a difficult day for all of us, but I want our customers to know that we have taken every precaution to make sure our industry-leading service levels will not be impacted by these reductions."


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Valley's Independent Distribution division, Distribution North America (DNA), is unaffected by these changes. Jim Colson, Valley's Vice President of Independent Distribution, stated, "Valley recognizes that DNA continues to be both growing and profitable, and it is important to the company that DNA be encouraged to continue its current direction. Valley has been very supportive of our initiatives and is working with us to do even more to maximize our opportunities. We remain committed to further developing and improving our division and appreciate Valley's tremendous support."

Valley Media is a distributor of music, video and DVD product offering Full-line Distribution, Independent Distribution, publications, and proprietary database products. The Company provides fulfillment services for e-commerce in coordination with its affiliate, amplified.com. Valley Media operates facilities in seven states with primary distribution facilities in Louisville, KY, and Woodland, CA, where its corporate headquarters are located. Additional information about Valley Media is available at www.valley-media.com.
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This press release contains forward-looking statements made pursuant to the
"safe harbor" provisions of the Private Securities Litigation Reform Act of 1995. These statements are identified by words such as "will," "expects," "anticipates," "plans," or "intends" and by other descriptions of future circumstances or conditions. Actual results may differ materially from those projected in these forward-looking statements. Factors that could affect Valley Media's actual results include, without limitation, risks and uncertainties related to the following factors: Conditions in the online market for music and video; the success of Valley Media's affiliate, amplified.com; customer concentration; and inability to fill certain key management positions. More information about these and other factors that could negatively affect Valley Media's financial performance and the value of its common stock is contained in Valley Media's filings with the Securities and Exchange Commission, including its Annual Report on Form 10-K. Readers of the 10-K should pay particular attention to the sections entitled "Management's Discussion and Analysis of Financial Condition and Results of Operations" and "Factors Affecting Operating Results."

CONTACT: VALLEY MEDIA, INC.

BARNEY COHEN: FOUNDER, CHAIRMAN OF THE BOARD AND ACTING CEO
e-mail: bjc2@valley-media.com
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ph: 530.661.6600


PAIGE DICKOW: SENIOR VICE PRESIDENT OF ADMINISTRATION AND ORGANIZATION EFFECTIVENESS
e-mail: pzd@valley-media.com
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ph: 530.661.6600


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